                                                                 EXHIBIT 99.1

                         PUMA TECHNOLOGY, INC.
          Proxy for Special Meeting of Shareholders
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Puma Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated January 27, 2000, and hereby appoints Kelly J. Hicks and Karen A. Ammer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of stockholders of Puma to be held on February 24, 2000, at 9:30 a.m., local time, at Santa Clara Marriott, 2700 Mission College Blvd., Santa Clara, California, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF (I) THE ISSUANCE OF UP TO 5,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF PUMA PURSUANT TO A MERGER AGREEMENT AMONG PUMA, NETMIND TECHNOLOGIES, INC. AND ROCKET KITTY ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF PUMA, UNDER WHICH NETMIND WILL BECOME A WHOLLY OWNED SUBSIDIARY OF PUMA (II) GRANTING THE PUMA BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL OF THE SHARE ISSUANCE; AND (III) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                             - FOLD AND DETACH HERE -

                               PUMA TECHNOLOGY, INC.
                        PLEASE MARK VOTES AS IN THIS EXAMPLE


1. Proposal to approve the issuance of up to 5,000,000 shares of common stock, par value $0.001 per share, of Puma pursuant to a merger agreement among Puma, NetMind Technologies, Inc. and Rocket Kitty Acquisition Corp., a wholly owned subsidiary of Puma, under which NetMind will become a wholly owned subsidiary of Puma.

     For          Against          Abstain
     / /            / /              / /

2. To grant the Puma board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the share issuance; and

     For          Against          Abstain
     / /            / /              / /

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

     For          Against          Abstain
     / /            / /              / /

_________________ MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

Dated ___________________________________________________________________, 2000

__________________________________________________________________________
                                   Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

                             - FOLD AND DETACH HERE -


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.